Exhibit 10.1

GLOBAL AMENDMENT TO
AWARD AGREEMENTS
UNDER THE
AMENDED AND RESTATED WARWICK VALLEY TELEPHONE COMPANY

2008 LONG-TERM INCENTIVE PLAN

This Amendment (this “Amendment”) is dated as of August 21, 2015 (the “Effective Date”).

WHEREAS, Alteva, Inc. (the “Company”) has adopted the Amended and Restated Warwick Valley Telephone Company 2008 Long-Term Incentive Plan, as amended (the “Plan”);

WHEREAS, the Company, is a party to Award Agreements (the “Agreements”) (as defined by the Plan) with employees of the Company (the “Participants”) pursuant to which the Participants are entitled to exercise Options or certain Shares (as such terms are defined in the Plan and the number of which are specified in the Agreements) subject to certain exercisability conditions, vesting restrictions, and other terms and conditions specified in the Agreement;

WHEREAS, the Company has determined that it is desirable and in the best interest of the parties to accelerate the exercisability and vesting restrictions (as applicable) in the Agreements (among other reasons, to retain the continued service of the Participants).

NOW, THEREFORE, for valuable consideration and intending to be bound by the provisions of this Agreement, the parties agree as follows:

1.             Effective as of the Effective Date, each of the Agreements is amended to add the following provision at the end thereof:

Notwithstanding anything else in this Agreement or the Plan to the contrary, the exercisability, vesting, or vesting restrictions on transfer set forth in this Agreement shall lapse and the Options or Shares (as applicable) represented by this Agreement (except with respect to Options or Shares that have otherwise terminated pursuant to the terms of the Agreement) shall become exercisable or otherwise vested or no longer subject to lapse restrictions, as applicable, immediately before and contingent upon a Change in Control.

2.             A copy of this Amendment shall be provided by the Company to each Participant. To the fullest extent permitted by the Plan and/or applicable law, each Participant shall be deemed to have accepted this Amendment without any further action on such Participant’s part. Notwithstanding the foregoing, a Participant may consent by countersigning a counterpart signature page to this Amendment. This Amendment may be executed in any number of counterparts (which may be effectively delivered by facsimile or other electronic means), any one of which need not contain the signatures of more than one party, but all of such counterparts together shall constitute one agreement.

This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law

Alteva, Inc.

By:	/s/ Brian J. Kelley
Name: Brian J. Kelley
Title: Chief Executive Officer

Consented to and
agreed as of the Effective Date:

Participant:

(signature)

(print or type name)